         GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER
                             ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens:
i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------------
                              GIVE THE
                              SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:     NUMBER OF  --
--------------------------------------------------------
 1. An individual's           The individual
    account

 2. Two or more               The actual owner of the
    individuals (joint        account or, if combined
    account)                  funds, the first
                              individual on the
                              account(1)

 3. Husband and wife          The actual owner of the
    (joint account)           account or, if joint
                              funds, either person(1)

 4. Custodian account of a    The minor(2)
    minor (Uniform Gift to
    Minors Act)

 5. Adult and minor (joint    The adult or, if the minor
    account)                  is the only contributor,
                              the minor(1)

 6. Account in the name of    The ward, minor, or
    guardian or committee     incompetent person(3)
    for a designated ward,
    minor, or incompetent
    person

 7. (a) The usual             The grantor-trustee(1)
    revocable savings
    trust account (grantor
    is also a trustee)

   (b) So-called trust        The actual owner(1)
   account that is not a
   legal or valid trust
   under State Law

 8. Sole proprietorship       The owner(4)
    account

--------------------------------------------------------
                              GIVE THE EMPLOYER
                              IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:     NUMBER OF --
--------------------------------------------------------
 9. A valid trust, estate,    The legal entity (Do not
    or pension trust          furnish the identifying
                              number of the personal
                              representative or trustee
                              unless the legal entity
                              itself is not designated
                              in the account title)(5)

10. Corporate account         The corporation

11. Religious, charitable,    The organization
    or educational
    organization account

12. Partnership account       The partnership
    held in the name of
    the business

13. Association, club, or     The organization
    other tax-exempt
    organization

14. A broker or registered    The broker or nominee
    nominee

15. Account with the          The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    state or local
    government, school
    district or prison)
    that receives
    agricultural program
    payments

--------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

    If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, Form SS-4, Application for Employer Identification Number, or Form W-7 Application for IRS Individual Taxpayer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments include the following:

    - Certain corporations.

    - Certain financial institutions.

    - An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - Certain dealers in securities or commodities required to register in the United States or a possession of the United States.

    - Certain real estate investment trusts, the District of Columbia.

    - Certain common trust funds operated by a bank under Section 584(a) of the Code.

    - Certain exempt charitable remainder trusts, or a non-exempt trust described in Section 4947(a)(1) of the Code.

    - Certain entities registered at all times under the Investment Company Act of 1940.

    - Certain foreign central banks of issue.

    - Certain futures commission merchants registered with the Commodity Futures Trading Commission.

    - Certain middlemen known in the investment community as nominees or custodians.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

    - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    - Section 404(k) payments made by an ESOP.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals.

    NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

    - Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

    - Payments on tax-free covenant bonds under Section 1451 of the Code.

    - Payments made by certain foreign organizations.

    - Mortgage or student loan interest paid to you.

    Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX PROVIDED TO INDICATE THAT YOU ARE EXEMPT FROM BACKUP WITHHOLDING, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH A PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

    Certain payments other than interest dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A, 6045, 6049, 6050A and 6059N of the Code and the regulations promulgated thereunder.

    PRIVACY ACT NOTICE. Section 6109 of the Code requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 30% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income, such failure may result in civil or criminal penalties.

(3) FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500. Falsifying certifications or affirmations may also subject to criminal penalties including fines and/or imprisonment.

                           FOR ADDITIONAL INFORMATION
                         CONTACT YOUR TAX CONSULTANT OR
                         THE INTERNAL REVENUE SERVICE.